UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 4, 2015

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On March 4, 2015 Comstock Resources, Inc. ("Comstock") issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the pricing of an offering of $700 million in aggregate principal amount of its senior secured notes due 2020 in a private offering. The notes will bear interest at a rate of 10% per annum.  The notes will be guaranteed by each of Comstock's subsidiaries. The notes and the guarantees will be secured by a first priority lien on substantially all of the Company's and its subsidiaries' assets, subject to payment priority in favor of the lenders under a new credit facility. Comstock intends to use the net proceeds of the proposed offering to retire its bank credit facility, with remaining proceeds for general corporate purposes. In connection with the offering, the Company has entered into a new $50 million bank revolving credit facility.  The closing of the sale of the notes is expected to occur on March 13, 2015, subject to the satisfaction of customary closing conditions.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1	Press Release dated March 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: March 5, 2015	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer